UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 9, 2023

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2023, Tellurian Inc. (the “Company”) appointed Simon Oxley as the Chief Financial Officer of the Company effective as of June 1, 2023, to replace Khaled Sharafeldin, who (i) has been serving as the interim Chief Financial Officer of the Company since March 3, 2023 and (ii) will remain the Company’s Chief Accounting Officer immediately following Mr. Oxley’s appointment as Chief Financial Officer.

Mr. Oxley, 45, most recently served as Managing Director and Co-Head of Oil & Gas Investment Banking for Europe, the Middle East, and Africa (EMEA) (May 2016–May 2023) at Barclays Investment Bank, where he led a number of liquefied natural gas (“LNG”)-related transactions due to his extensive knowledge of the LNG business. From September 2009 to May 2023, he held positions of increasing responsibility with Barclays Investment Bank, where he was involved with numerous energy client transactions across exploration and production, refining and petrochemical, retail stations and pipelines as well as gas and LNG. From 2001 to 2009, Mr. Oxley was an investment banker at Citigroup Global Markets Inc. Mr. Oxley holds a Bachelor of Engineering in Chemical Engineering from The University of Edinburgh and a Master of Science in Corporate and International Finance from Durham University Business School. There are no family relationships between Mr. Oxley and any director or executive officer of the Company, and there are no transactions between Mr. Oxley and the Company that require disclosure pursuant to Item 404 of Regulation S-K.

In connection with his appointment as Chief Financial Officer, Mr. Oxley will receive an annual base salary of $525,000, 200,000 shares of common stock of the Company, and eligibility to participate in the Tellurian Inc. Incentive Compensation Program (the “ICP”), with target and maximum short-term incentive awards under the ICP of 100% and 175%, respectively, of his annual base salary and target and maximum long-term incentive awards under the ICP of 300% and 600%, respectively, of his annual base salary. In addition, he will receive a grant of 200,000 shares of restricted stock of the Company that will vest upon a final investment decision with respect to the Company’s Driftwood project (“FID”) and 200,000 shares of restricted stock units of the Company that will vest in equal one-third increments upon FID and the two anniversaries thereof.

Item 7.01	Regulation FD Disclosure.

On May 10, 2023, the Company issued a press release regarding the appointment of Mr. Oxley as the Chief Financial Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of May 10, 2023

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: May 10, 2023	By:	/s/ Daniel A. Belhumeur
	Name: Title:	Daniel A. Belhumeur Executive Vice President and General Counsel